Exhibit 99.2
WESTERN DIGITAL CORPORATION
INVESTOR INFORMATION SUMMARY
Q4 FY2010 (All amounts in millions, except ASPs and headcount)

	Q4 FY09	Q1 FY10	Q2 FY10	Q3 FY10	Q4 FY10

UNITS[1]	40.0	44.1	49.5	51.1	49.7
REVENUE	$1,928	$2,208	$2,619	$2,641	$2,382
AVERAGE SELLING PRICE[1]	$48	$49	$52	$51	$47
GROSS MARGIN %	19.2%	23.3%	26.2%	25.2%	22.5%

REVENUE BY CHANNEL
OEM	54%	52%	48%	49%	54%
DISTRIBUTORS	29%	31%	30%	33%	29%
RETAIL	17%	17%	22%	18%	17%

REVENUE BY GEOGRAPHY
AMERICAS	24%	22%	25%	24%	25%
EUROPE	22%	22%	25%	24%	21%
ASIA	54%	56%	50%	52%	54%

REVENUE CONCENTRATION
10 LARGEST CUSTOMERS	52%	56%	55%	51%	52%

WORLDWIDE HEADCOUNT	45,991	52,208	55,128	61,803	62,500

CASH RELATED INFORMATION
CASH FLOW FROM OPERATIONS	$349	$434	$557	$588	$363
CAPITAL EXPENDITURES	$111	$176	$199	$177	$185
DEPRECIATION AND AMORTIZATION	$122	$121	$126	$128	$134
DAYS SALES OUTSTANDING	47	47	47	43	48
DAYS PAYABLES OUTSTANDING	69	72	71	69	74

INVENTORY METRICS
RAW MATERIALS	$97	$96	$102	$115	$159
WORK IN PROCESS	154	173	212	254	255
FINISHED GOODS	125	126	139	138	146

TOTAL INVENTORY, NET	$376	$395	$453	$507	$560
INVENTORY TURNS	15	17	17	16	13

[1]	Based on sales of hard drive units only (excludes SSD, WD TV Media Player, and media/substrates)